Exhibit 99.4

SOLEXA LIMITED
(A Development Stage Company)

Index to Financial Statements

Report of Independent Auditors	2

Balance Sheets as of December 31, 2003 and 2004	3

Statements of Operations for the years ended December 31, 2002, 2003 and 2004 and for the period from September 2, 1998 (inception) to December 31, 2004	4

Statements of Shareholders’ (Deficit) Equity for the period from September 2, 1998 (inception) to December 31, 2004	5

Statements of Cash Flows for the years ended December 31, 2002, 2003 and 2004 and for the period from September 2, 1998 (inception) to December 31, 2004	7

Notes to the Financial Statements	9

SOLEXA LIMITED
(A Development Stage Company)

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Solexa Limited

     We have audited the accompanying balance sheets of Solexa Limited (a development stage company) as of December 31, 2003 and 2004, and the related statements of operations, movements in shareholders’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2004 and for the period from September 2, 1998 (inception) to December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solexa Limited (a development stage company) as at December 31, 2003 and 2004 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004 and for the period from September 2, 1998 (inception) to December 31, 2004 in conformity with United States generally accepted accounting principles.

/s/ Ernst & Young LLP

Cambridge, England
May 13, 2005

SOLEXA LIMITED
(A Development Stage Company)

BALANCE SHEETS

	December 31
	2003	2004
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$8,907	$10,463
Accounts receivable	42	25
Loan receivable from Lynx Therapeutics, Inc.	—	2,500
Prepaid expenses and other current assets	239	1,875

Total current assets	9,188	14,863
Intangible assets, net	—	1,943
Property and equipment, net	1,213	1,009

Total assets	$10,401	$17,815

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$752	$1,438
Current portion of equipment financing	18	23

Total current liabilities	770	1,461
Equipment financing, net of current portion	25	4
‘B’ preferred redeemable convertible shares, 0.37 cents (0.25p) par value:
Authorized: 4,444,444 at December 31, 2004
Issued and outstanding: nil at December 31, 2003 and 4,444,444 at December 31, 2004 (aggregate liquidation preference of $23.0 million at December 31, 2004)	—	15,919

Commitments and contingencies

Shareholders’ equity:
‘A’ convertible ordinary shares, 0.37 cents (0.25p) par value:
Authorized: 5,066,669 at December 31, 2004
Issued and outstanding: 4,000,000 at December 31, 2003 and 5,066,669 at December 31, 2004 (aggregate liquidation preference of $29.0 million at December 31, 2004)	15	20
Ordinary shares, 0.37 cents (0.25p) par value:
Authorized: 4,428,513 at December 31, 2004
Issued and outstanding: 2,338,138 at December 31, 2003 and 2004	9	9
Additional paid in capital	21,085	20,385
Accumulated other comprehensive income	2,373	2,697
Deficit accumulated during the development stage	(13,876)	(22,680)
Total shareholders’ equity	9,606	431

Total liabilities and shareholders’ equity	$10,401	$17,815

SOLEXA LIMITED
(A Development Stage Company)

STATEMENTS OF OPERATIONS

				Period from
				September 2
				1998
				(inception)
	Year ended December 31,			to December 31, 2004
	2002	2003	2004
	(In thousands, except per share amounts)
Revenues:
Service revenues	$—	$7	$96	$103

Operating expenses:
Research and development	4,308	5,639	7,270	20,019
General and administrative	1,008	1,087	2,948	6,110
Total operating expenses	5,316	6,726	10,218	26,129

Operating loss	(5,316)	(6,719)	(10,122)	(26,026)

Interest income, net	555	363	402	1,430

Loss before income tax benefit	(4,761)	(6,356)	(9,720)	(24,596)
Income tax benefit related to research and development tax credit	(293)	(707)	(916)	(1,916)

Net loss	(4,468)	(5,649)	(8,804)	(22,680)
Dividends to ‘A’ ordinary and ‘B’ preferred shares	—	—	(1,229)	(1,229)

Net loss applicable to ordinary shareholders	$(4,468)	$(5,649)	$(10,033)	$(23,909)

Net loss per ordinary share – basic and diluted (restated)	$(1.91)	$(2.42)	$(4.29)

Weighted average shares used to compute basic and diluted loss per ordinary share (restated)	2,338	2,338	2,338

SOLEXA LIMITED
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ (DEFICIT) EQUITY
Period from September 2, 1998 (inception) to December 31, 2004

							Deficit
						Accumulated	accumulated
	‘A’ convertible ordinary				Additional	other	during the
	shares		Ordinary shares		paid-in	comprehensive	development
	Shares	Amount	Shares	Amount	capital	income (loss)	stage	Total
	(In thousands, except share amounts)
On incorporation (September 2, 1988)	—	$—	—	$—	$—	$—	$—	$—
Issuance of ordinary shares in October 1998 at 0.25p (0.37 cents) per share for cash	—	—	725,000	3	—	—	—	3
Issuance of ordinary shares in October 1998 at £0.73 ($1.07) per share for cash	—	—	275,000	1	294	—	—	295
Net loss	—	—	—	—	—	—	(98)	(98)
Foreign currency translation	—	—	—	—	—	36	—	36

Comprehensive loss								(62)

At December 31, 1998	—	—	1,000,000	4	294	36	(98)	236
Issuance of ordinary shares in May and October 1999 at £1.00 ($1.47)per share for cash, net of issuance expenses of $3,000	—	—	400,000	1	584	—	—	585
Net loss	—	—	—	—	—	—	(366)	(366)
Foreign currency translation	—	—	—	—	—	56	—	56

Comprehensive loss								(310)

At December 31, 1999	—	—	1,400,000	5	878	92	(464)	511
Issuance of ordinary shares in November 2000 at £1.00 ($1.47) per share for cash	—	—	60,000	—	88	—	—	88
Net loss	—	—	—	—	—	—	(786)	(786)
Foreign currency translation	—	—	—	—	—	(25)	—	(25)

Comprehensive loss								(811)

At December 31, 2000	—	—	1,460,000	5	966	67	(1,250)	(212)
Issuance of ‘A’ convertible ordinary shares in September 2001 at £3.00 ($4.41) per share for cash, net of issuance costs of $107,000	4,000,000	15	—	—	17,505	—	—	17,520
Issuance of ordinary shares in February 2001 at £1 ($1.47) per share for cash	—	—	20,000	—	29	—	—	29
Conversion of loan into ordinary shares in September 2001 at £2 ($2.94) per share	—	—	858,138	4	2,517	—	—	2,521
Fair value of options issued to consultants	—	—	—	—	38	—	—	38
Net loss	—	—	—	—	—	—	(2,509)	(2,509)
Foreign currency translation	—	—	—	—	—	(251)	—	(251)

Comprehensive loss								(2,760)

At December 31, 2001	4,000,000	15	2,338,138	9	21,055	(184)	(3,759)	17,136
Fair value of options issued to consultants	—	—	—	—	30	—	—	30
Net loss	—	—	—	—	—	—	(4,468)	(4,468)
Foreign currency translation	—	—	—	—	—	1,509	—	1,509

Comprehensive loss								(2,959)

At December 31, 2002 (carried forward)	4,000,000	$15	2,338,138	$9	$21,085	$1,325	$(8,227)	$14,207

SOLEXA LIMITED
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ (DEFICIT) EQUITY
Period from September 2, 1998 (inception) to December 31, 2004

						Accumulated	Deficit
	‘A’ convertible ordinary				Additional	other	accumulated
	shares		Ordinary shares		paid-in	comprehensive	during the
	Shares	Amount	Shares	Amount	capital	income/(loss)	development stage	Total
	(In thousands, except share amounts)
At December 31, 2002 (brought forward)	4,000,000	$15	2,338,138	$9	$21,085	$1,325	$(8,227)	$14,207
Net loss	—	—	—	—	—	—	(5,649)	(5,649)
Foreign currency translation	—	—	—	—	—	1,048	—	1,048

Comprehensive loss								(4,601)

At December 31, 2003	4,000,000	15	2,338,138	9	21,085	2,373	(13,876)	9,606
Dividends on ‘A’ ordinary shares	—	—	—	—	747	—	—	—
					(747)
Dividends on ‘B’ preferred redeemable convertible shares	—	—	—	—	(482)	—	—	(482)
Issuance of ‘A’ convertible ordinary shares in July 2004 and October 2004 resulting from the trigger of antidilution provisions	1,066,669	5	—	—	(5)	—	—	—
Issuance cost related to the issuance of “B” preferred redeemable convertible shares	—	—	—	—	(213)	—	—	(213)
Net loss	—	—	—	—	—	—	(8,804)	(8,804)
Foreign currency translation	—	—	—	—	—	324	—	324

Comprehensive loss								(8,480)

At December 31, 2004	5,066,669	$20	2,338,138	$9	$20,385	$2,697	$(22,680)	$431

SOLEXA LIMITED
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

				Period from September 2,
				1998
				(inception) to
				December 31,
	Year ended December 31,			2004
	2002	2003	2004
	(In thousands)
Operating activities
Net loss	$(4,468)	$(5,649)	$(8,804)	$(22,680)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	396	539	823	2,011
Non-cash interest charge in relation to convertible loan stock	—	—	—	173
Non-cash charge in relation to options issued to consultants	30	—	—	68

Changes in operating assets and liabilities
Accounts receivable	1	(7)	(15)	(47)
Prepaid expenses and other current assets	(339)	345	(3,881)	(4,057)
Accounts payable and other accrued liabilities	(48)	(131)	596	1,216

Net cash used in operating activities	(4,428)	(4,903)	(11,281)	(23,316)

Investing activities
Purchase of property and equipment	(571)	(445)	(337)	(2,501)
Purchase of technology rights	—	—	(2,044)	(2,044)
Cash proceeds from the sale of fixed assets	—	1	—	1

Net cash used in investing activities	(571)	(444)	(2,381)	(4,544)

Financing activities
Payments of capital lease obligations	—	(15)	(22)	(37)
Proceeds from issuance of ordinary and preferred shares, net of issuance costs	—	—	14,459	33,233
Proceeds from loan draw downs, net of issuance costs	—	—	—	2,374

Net cash (used in) provided by financing activities	—	(15)	14,437	35,570

Net (decrease) increase in cash and cash equivalents	(4,999)	(5,362)	775	7,710
Effect of exchange rate differences on cash and cash equivalents	1,441	974	781	2,753
Cash and cash equivalents, beginning of period	16,853	13,295	8,907	—

Cash and cash equivalents, end of period	$13,295	$8,907	$10,463	$10,463

SOLEXA LIMITED
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

				Period
				from
				September
				2, 1998
				(inception)
				to
	Year ended December 31,			December 31, 2004
	2002	2003	2004
	(In thousands)
Supplemental cash flow information:
Cash paid during the period for interest:	$—	$5	$6	$11

Schedule of non-cash transactions
Acquisitions of equipment under capital leases	$—	$(40)	$—	$(40)
Conversion of loan into ordinary shares	$—	$—	$—	$2,369

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

1	Nature of Business and Basis of Presentation

Solexa Limited, (the “Company”) was incorporated in England and Wales on September 2, 1998 as Intercede 1356 Limited. On October 9, 1998 the Company changed its name to Solexa Limited. The principal activity of the Company is the development of novel techniques for the analysis of DNA. The Company has not yet generated substantial revenues from its operations. Accordingly, through the date of these financial statements, the Company is considered to be in the development stage.

Basis of Presentation

The financial statements have been prepared on a going concern basis, which assumes that the Company will continue in operational existence through at least December 31, 2005. The Company has experienced net losses since its inception of $22.7 million, including a net loss of $8.8 million for the year ended December 31, 2004 and expects such losses to continue as it furthers its research and development programs. As of December 31, 2003 and 2004, the Company’s cash and cash equivalents were $8.9 million and $10.5 million, respectively. To fund its continuing operations, the Company has obtained confirmation from the ultimate parent company, Solexa, Inc. that adequate funding will be made available to enable the Company to discharge its liabilities as they fall due. With this support in place, the directors believe that it is appropriate for the financial statements to be prepared on a going concern basis.

On March 4, 2005, the Company, and Lynx Therapeutics, Inc. (“Lynx”), a publicly traded U.S. company, consummated a business combination transaction that enabled the Company to apply Lynx’s expertise in designing genetic analysis instrumentation to Solexa’s novel DNA sequencing technology. In connection with this transaction, Lynx changed its name to Solexa, Inc. and its symbol on the Nasdaq SmallCap Market to SLXA.

Restatement of Net Loss Per Ordinary Share

Net loss per ordinary share and the weighted average shares used in the computation of net loss per ordinary share for the years ended December 31, 2002 and 2003 have been restated compared with amounts previously reported on Solexa Inc.’s Registration Statement on Form S-4 (333-120101) filed with the Securities and Exchange Commission to eliminate “A” convertible ordinary shares since such shares are not ordinary shares and inclusion of such shares in the computation has an antidilutive effect on net loss per share.

2	Summary of Significant Accounting Policies

The financial information contained in these financial statements does not constitute statutory accounts as defined in section 240 of the Companies Act 1985, as amended, of Great Britain. Statutory accounts for the years ended December 31, 2002, 2003 and 2004 on which the auditors’ reports were unqualified and did not contain a statement under section 237 (2) or (3) of that Act have been delivered to the Registrar of Companies for England and Wales.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments which potentially subject the Company to concentrations of risk consist principally of cash and cash equivalents. The Company’s cash and cash equivalents are invested in deposits with one major bank in the United Kingdom. Deposits in this bank may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

For the years ended December 31, 2003 and 2004, revenue from one customer accounted for 88% and 82% Company’s revenues, respectively.

Foreign currency and currency translation

Monetary transactions in foreign currencies are translated into pound sterling (functional currency) at the rate of exchange at the date of transaction. Transaction gains and losses are recognized in operating expenses within the statement of operations at the average exchange rate during the period.

Monetary assets and liabilities denominated in foreign currencies are translated into pounds sterling (functional currency) at the rate of exchange at the balance sheet date.

These financial statements are presented in U.S. dollars. Translation of balance sheet data from pound sterling to U.S. dollars is made at the exchange rate at the balance sheet date. Translation of operating statement and cash flow amounts is made at the average exchange rate for the period. Translation gains and losses are recognized within “other comprehensive income.”

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial deposit to be cash equivalents.

The Company invests its surplus cash in bank term deposits, having a maturity period of between one day and one year. These deposits can be terminated early at a nominal cost. Accordingly, all cash resources with original maturity of three months or less have been classified as cash equivalents and those with original maturity of more than three months as short-term investments.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments

For financial instruments consisting of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities included in the Company’s financial statements, the carrying amounts are reasonable estimates of fair value due to their short maturities. The fair value of other short-term and long-term obligations is estimated based on current interest rates available to us for debt instruments with similar terms, degrees of risk and remaining maturities. The carrying values of these obligations approximate their fair values.

Property and Equipment

Property and equipment is stated at cost and depreciated on a straight-line basis over the estimated useful lives of the related assets, which are generally three to four years. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful life of the related assets. Upon sale or retirement of assets, the costs and related accumulated depreciation and amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.

Intangible Assets

Acquired technology rights are capitalized at cost and amortized on a straight-line basis over their estimated useful lives, which are generally seven years.

Impairment of Long-lived Assets

In accordance with the provisions of FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-lived Assets, the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under Statement 144, an impairment loss would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured as the amount by which the carrying amount of a long-lived asset exceeds its fair value. Through December 31, 2004, there have been no such impairments.

Revenue Recognition

Revenues are earned amounts invoiced to customers in respect of services supplied. The Company recognizes revenue when persuasive evidence of an arrangement exists; services have been rendered; the fee is fixed or determinable; and collectibility is reasonably assured. Determination of whether persuasive evidence of an arrangement exists and whether or services have been rendered are based on management’s judgments regarding the fixed nature of the fee charged for the analysis performed and the collectibility of those fees. Should changes in conditions cause management to determine these criteria are not met for certain future transactions, associated amounts would be recorded as deferred revenue.

Research and Development Expenses

Research and development expenses consist primarily of costs associated with compensation and other expenses for research and development personnel, supplies and development materials, costs for consultants and related contract research, facility costs, amortization of purchased technology and depreciation. Expenditures relating to research and development are expensed as incurred.

Leased Assets

The costs of operating leases are charged to operations on a straight-line basis over the lease term.

Where the Company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a capital lease. The asset is recorded in the balance sheet as an asset and is depreciated in accordance with the above depreciation policies. The capital elements of future lease payments are recorded as liabilities and the interest is charged to operations over the period of the lease.

Pension Costs

The Company operates a defined contribution pension plan for its employees. Contributions by the Company are charged to the statement of operations as they become payable into the individuals’ pension plans in accordance with the rules of the plan.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to affect taxable income.

Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Credit is taken in the accounting period for research and development tax credits when payment has been confirmed by the Inland Revenue, in respect of qualifying research and development costs incurred.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of Significant Accounting Policies (continued)

Net Loss per Share and Anti-dilutive Securities

Basic and diluted net loss per share have been computed using the weighted-average number of ordinary shares outstanding during the period. The following potentially dilutive outstanding securities were not considered in the computation of diluted net loss per share because such shares would be anti-dilutive:

	Year ended December 31,
	2002	2003	2004
	(restated)	(restated)
Options to purchase ordinary shares	787,042	1,052,783	2,059,144
“A” convertible ordinary shares	4,000,000	4,000,000	5,066,669
“B” preferred shares	—	—	4,444,444

	4,787,042	5,052,783	11,570,257

Net loss per ordinary share and the weighted average shares used in the computation of net loss per ordinary share for the years ended December 31, 2002 and 2003 have been restated compared with amounts previously reported on the Solexa Inc.’s Registration Statement on Form S-4 (333-120101) filed with the Securities and Exchange Commission to eliminate “A” convertible ordinary shares since such shares are not ordinary shares and inclusion of such shares in the computation has an antidilutive effect on net loss per share.

Stock-based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Under Opinion 25, compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of the Company’s ordinary shares and the exercise price of the option.

FASB Statement No. 123, Accounting for Stock-Based Compensation, defines a “fair value” based method of accounting for an employee stock option or similar equity investment. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions of Statement 123 to stock-based employee compensation arrangements. The following results may not be representative of future periods.

	Year ended December 31,
	2002	2003	2004
	(In thousands)
Net loss applicable to ordinary shareholders, as reported	$(4,468)	$(5,649)	$(10,033)
Less: total stock-based employee compensation determined under fair value based method for all awards	(51)	(55)	(66)

Net loss applicable to ordinary shareholders, pro forma	$(4,519)	$(5,704)	$(10,099)

Net loss per ordinary share, basic and diluted:
As reported (restated)	$(1.91)	$(2.42)	$(4.29)

Pro forma (restated)	$(1.93)	$(2.44)	$(4.31)

The fair value of each option granted is estimated on the date of grant using the minimum value option valuation model and the following weighted average assumptions:

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

2	Summary of Significant Accounting Policies (continued)

	Year ended December 31,
	2002	2003	2004
Risk free interest rate	2.98%	2.84%	3.36%
Expected life (in years)	5	5	5
Dividend yield	0.00%	0.00%	0.00%

Based on the above assumption, the weighted average estimated minimum values of options granted were $0.24, $0.10 and $0.17 per share for the years ended December 31, 2002, 2003 and 2004, respectively.

The Company accounts for equity instruments issued to non employees in accordance with the provisions of Statement No. 123 and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods, or Services.”

Comprehensive Income (Loss)

In accordance with FASB Statement No. 130, Reporting Comprehensive Income, all components of comprehensive income (loss), including net income (loss), are reported in the financial statements in the period in which they are recognized. Net income (loss) and other comprehensive income (loss), including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income (loss).

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement No. 123R, Share-Based Payments, which requires companies to measure and recognize compensation expense for all stock-based payments at fair value. Statement No. 123R is effective for fiscal periods beginning after June 15, 2005 and, thus, will be effective for the company beginning January 1, 2006. Early adoption is encouraged and retroactive application of the provisions of Statement No. 123R to the beginning of the fiscal year that includes the effective date is permitted, but not required. We are currently evaluating the impact of Statement No. 123R on our financial position and results of operations. See “Stock-Based Compensation” above for information related to the pro forma effects on our reported net loss and net loss per share when applying the fair value recognition provisions of the previous Statement No. 123 to stock-based employee compensation.

     In October 2004, the FASB reached a consensus on EITF Issue No. 04-1, “Accounting for Preexisting Relationships between the Parties to a Business Combination,” which provides new guidance for the accounting for preexisting relationships between the parties to a business combination. Additionally, Issue 04-1 includes additional disclosure requirements for business combinations between parties with a preexisting relationship. Issue 04-1 is effective for fiscal periods beginning after October 13, 2004. We do not expect the adoption of Issue 04-1 to have a material impact on our consolidated financial position, results of operations or cash flows.

     In March 2004, the FASB reached a consensus on EITF Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which provides new guidance for assessing impairment losses on investments. Additionally, Issue 03-1 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of Issue 03-1; however, the disclosure requirements remain effective for annual periods ending after June 15, 2004. The adoption of the disclosure provisions of Issue 03-1 did not have a material impact on our consolidated financial statements. We do not expect the accounting provisions of Issue 03-1 to have a material impact on our consolidated financial position, results of operations or cash flows.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

3	Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following:

	December 31,
	2003	2004
	(In thousands)
Prepaid expenses	$190	$627
Research and development tax credit receivable	—	963
Other receivables	49	285

	$239	$1,875

Other receivables include $23,000 relating to notes receivable from employees (2003: $27,000).

4	Loan Receivable from Lynx Therapeutics, Inc.

The loan receivable carries interest at a rate of 10% and is repayable on December 31, 2005.

5	Intangible Assets

Intangible assets consisted of the following:

	December 31,
	2003	2004
	(In thousands)
Acquired technology rights	$—	$2,148
Less accumulated amortization	—	(205)

	$—	$1,943

Acquired technology rights are being amortized over their useful economic life of seven years. Amortization expense related to intangible assets was $205,000 in 2004. Future amortization expense is expected to be approximately $287,000 per year in 2005 through 2010 and $82,000 in 2011.

The technology rights were acquired from Manteia SA under the terms of a joint asset purchase agreement with Lynx.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

6	Property and Equipment

Property and equipment consisted of the following:

		December 31,
	Useful lives in years	2003	2004
		(In thousands)
Leasehold improvements	Remaining lease term or useful life, whichever is the shorter	$278	$318
Laboratory equipment	4	1,794	2,185
Office equipment	4	95	121
Computer equipment	3-4	403	514

		2,570	3,138
Less accumulated depreciation and amortization		(1,357)	(2,129)

Property, plant and equipment, net		$1,213	$1,009

Depreciation and amortization for property and equipment charged for the years ended December 31, 2002, 2003 and 2004 and from September 2, 1998 (inception) to December 31, 2004, was $396,000, $539,000, $618,000 and $1,806,000, respectively.

The cost of assets held under capital leases at December 31, 2003 and 2004 was $60,000. Accumulated depreciation on assets under capital leases as at December 31, 2003 and 2004 was $10,000 and $21,000 respectively.

7	Accounts payable and accrued liabilities

Accounts payable and accrued liabilities consisted of the following:

	December 31,
	2003	2004
	(In thousands)
Accounts payable	$352	$840
Accrued compensation and related benefits	156	169
Pension contributions payable	35	38
Other accrued liabilities and deferred revenue	209	391

	$752	$1,438

8	Related Party Transactions

Dr. Balasubramanian, an employee of the University of Cambridge and a director of the Company, received $37,000 (2003: $37,000) for consultancy services. At December 31, 2004 and 2003, no amounts were payable by the Company to Dr. Balasubramanian.

$51,000 (2003: $20,000) was payable to Dr. Rink, a director of the Company, in respect of consulting services provided. As at December 31, 2004 and 2003, $2,000 and $4,000 were outstanding respectively.

$37,000 was paid to Dr. Allen, a director of the Company, in respect of consulting services provided. A further $29,000 was payable for consulting services to i2r Ltd., a private company of which Dr. Allen is a shareholder and a director, all of which was outstanding as at December 31, 2004.

$155,000 was payable at December 31, 2004 (2003: $nil) to Abingworth Management Inc., a member of a group of companies that manages the Abingworth funds, in respect of the salary and expenses paid by Abingworth Management Inc. to John West, chief executive officer and a director of the Company.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

9	Commitments and Contingencies

Leases

In 2003, the Company entered into a two-year lease for its corporate headquarters and research and development facility in Cambridge, UK.

Rent expense, which includes lease payments related to the Company’s corporate headquarters and research and development facility and other rent related expenses, was $154,000, $217,000, $293,000 and $823,000 for the years ended December 31, 2002, 2003, 2004 and for the period from September 2, 1998 (inception) to December 31, 2004, respectively.

As at December 31, 2004, the net book value of plant and equipment financed through long-term obligations was $32,000 (2003: $53,000). The obligation under the equipment lease is collateralized by the equipment financed, bears interest at 19% and is due in monthly installments.

Annual future minimum payments are as follows at December 31, 2004:

	Capital	Operating
	leases	leases
	(In thousands)
2005	$24	$125
2006	6	—

	30	$125

Less amount representing interest	(3)

Present value of future minimum lease payments	27
Less current portion	(23)

Long-term portion	$4

Contingencies

In the ordinary course of business the Company may be subject to legal proceedings and claims. The Company is not currently subject to any material legal proceedings.

10	‘B’ Preferred Shares

Any ‘B’ preferred shareholder subject to approval by the Investor Majority may request in writing that the Company redeem on or after July 31, 2010 all of their ‘B’ preferred shares in exchange for a cash amount equivalent to the greater of either (i) the subscription price paid by that shareholder plus the dividends in arrears, or (ii) the fair value of the ‘B’ preferred shares being redeemed. ‘B’ preferred shareholders are entitled to receive a fixed dividend accruing at a rate of 8% per annum of the subscription price of the shares (accruing on a daily basis and calculated on a simple and not compounded basis.). The shares together with accrued dividends have been classified outside of permanent equity in the balance sheet since the redemption of these shares is outside the control of Solexa Ltd. The other significant rights of the ‘B’ preferred shares are described in Note 11.

11	Shareholders’ Equity

Rights of shares

Each Ordinary and ‘A’ convertible ordinary share entitles the holder to one vote on all matters submitted to a vote of the Company’s shareholders. Each ‘B’ preferred share entitles the holder to one vote for every ordinary share into which the ‘B’ preferred shares are convertible. When a dividend is declared by the Board, all ‘A’ ordinary and ‘B’ preferred shareholders are entitled to receive a fixed dividend accruing at a rate of 8% per annum of the subscription price of the shares (accruing on a daily basis and calculated on a simple and not compounded basis.) The dividend payable to holders of the ‘B’ preferred shares is in priority to dividends payable to holders of the ‘A’ ordinary shares, which turn is in priority to any dividend which the Board may declare as payable to the holders of all Ordinary shares. To date, no dividends have been declared.

In the event of liquidation of the Company, the return of assets to Ordinary shareholders shall be applied in the following order of priority:

1.	First in paying to the holders of the ‘B’ preferred shares the greater of a) 1.5 times the subscription price paid by them per share together with an amount equal to any arrears or accruals of dividends on the ‘B’ preferred shares and b) an amount equal to any arrears or accruals of

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

11.    Shareholders’ Equity (continued)

dividends on the ‘B’ preferred shares together with the amount which the holders would receive if their ‘B’ preferred shares had been converted into Ordinary shares immediately prior to such liquidation.

2.	Second in paying to the holders of the ‘A’ ordinary shares the greater of a) the subscription price paid by them per share ($4.41 or £3) together with an amount equal to any arrears or accruals of dividends on the ‘A’ ordinary shares and b) an amount equal to any arrears or accruals of dividends on the ‘A’ ordinary shares together with the amount which the holders would receive if their ‘A’ ordinary shares had been converted into Ordinary shares immediately prior to such liquidation on a one to one basis.

3.	Third in paying to the holders of the Ordinary shares any remaining capital after payment of all outstanding liabilities.

Any holder of ‘A’ ordinary shares may require the Company to convert their ‘A’ ordinary shares into Ordinary shares on a one to one basis. Any holder of ‘B’ preferred shares may require the Company to convert their ‘B’ preferred shares into Ordinary shares at a ratio of one Ordinary share for each ‘B’ preferred share. This ratio may be adjusted if additional shares are issued by the Company in accordance with anti-dilution provisions.

In the event of a merger and/or consolidation of the Company or an acquisition of or by the Company, which results in the shareholders receiving at least 40% of the nominal share capital and at least 40% of the voting control in the surviving or succeeding entity the shareholders shall be entitled, immediately prior to or upon the completion of such event, to the following:

(a) in the case of the ‘B’ Preferred Shareholders, at the election of the ‘B’ Majority and in priority to all other Shareholders, either:

(i) to receive, pro rata, the number of equity securities of the surviving entity determined by multiplying the sum of the subscription price paid for the ‘B’ preferred shares plus the per share dividends in arrears accrued on or after January 1, 2005 by the number of outstanding ‘B’ preferred shares and by 1.25 and dividing the result by the per share price of the equity securities issued in the merger provided, that the maximum number of equity securities issuable shall not exceed the aggregate number of equity securities issued to all other shareholders calculated on a fully-diluted basis, as if all ‘A’ ordinary shares, all ‘B’ preferred shares and all convertible securities had been fully converted into ordinary shares and any outstanding options had been fully exercised; or

(ii) to have each ‘B’ preferred share held converted into 1.25 ordinary shares; then

(b) in the case of the ‘A’ ordinary shareholders, at the election of 51% of the ‘A’ ordinary shareholders, either:

(i) to receive, pro rata, the number of equity securities of the surviving entity determined by multiplying the sum of the ‘A’ ordinary subscription price for each share plus the per share dividends in arrears accrued on or after January 1, 2005 by the number of outstanding ‘A’ ordinary shares, and by dividing the result by the per share price of the equity securities issued in the merger provided, however, that the maximum number of equity securities issuable shall not exceed four times the aggregate number of the equity securities issued in such a merger to the holders of ordinary shares, all ‘B’ preferred shares and all convertible securities had been fully converted into ordinary shares any outstanding options had been fully exercised; or

(ii) to have converted into, and re-designated as, ordinary shares at a rate of one ordinary share per each’ A’ ordinary share held; then

(c) in the case of the ordinary shareholders, the remaining equity securities of the surviving entity that are distributable to the shareholders of the Company.

Share option plans

The Company operates three share option plans as follows:

The Solexa Share Option Plan for Consultants

This plan was adopted by the Company on April 14, 1999. Options may be granted under this plan to consultants and vest over four years from the date of grant with 25% vesting on the first anniversary of the date of grant, and the remainder vesting at the rate of 1/36 per complete month thereafter. Options only become exercisable after the third anniversary of the date of grant, to the extent they have vested.

The Solexa Unapproved Company Share Option Plan

This plan was adopted by the Company on January 23, 2001. Options may be granted under the unapproved plan to employees and generally vest over four years from the date employment starts (or for subsequent awards, from the date awarded) with 25% vesting on the first anniversary of the date of grant, and the remainder vesting at the rate of 1/36 per complete month thereafter. Options are exercisable once vested.

The Solexa Ltd Enterprise Management Incentive Plan (the “‘EMI Plan”)

This plan was adopted by the Company on May 22, 2002. Options may be granted under the EMI plan to employees and generally vest over four years from the date employment starts (or for subsequent awards, from the date awarded) with 25% vesting on the first anniversary of the date of grant, and the remainder vesting at the rate of 1/36 per complete month thereafter. Options are exercisable once vested.

During 2003 137,450 options which had conditional vesting terms dependent upon milestone achievement were granted to all employees except directors. As at June 30, 2004 the Board had agreed that 50% of the award should start vesting on April 1, 2004 with the remaining 50% on June 1, 2004.

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

11  Shareholders’ Equity (continued)

       A summary of the Company’s share options activity and related information is as follows:

		Weighted
	Options	Average
	Outstanding	Exercise Price
Balance at January 1, 2001	150,375	$1.29
Granted	324,000	1.44
Lapsed	(8,833)	1.36

Balance at December 31, 2001	465,542	1.39
Granted	323,500	1.50
Lapsed	(2,000)	1.50

Balance at December 31, 2002	787,042	1.56
Granted	287,450	.68
Lapsed	(21,709)	1.64

Balance at December 31, 2003	1,052,783	1.46
Granted	1,057,615	.62
Lapsed	(51,254)	.98

Balance at December 31, 2004	2,059,144	1.09

     The following table summarizes information about options outstanding at December 31, 2004:

		Weighted Average
		Remaining
	Number	Contractual Life	Number
Exercise Price	Outstanding	(Years)	Exercisable
$0.58	965,692	9.64	46,465
$0.79	253,766	8.24	77,688
$1.04	104,000	9.01	—
$1.40	74,375	4.61	74,375
$1.93	661,311	4.61	577,917

	2,059,144		776,445

12	Pension Plans

The Company operates a defined contribution group personal pension plan for substantially all of its employees. Company contributions to the plan totaled $197,000, $286,000 and $355,000 in the years ended December 31, 2002, 2003 and 2004, respectively.

13	Taxes

The Company had a taxable loss in each of the operating periods since incorporation. Tax credits of $293,000, $707,000 and $916,000 for the years ended December 31, 2002, 2003 and 2004, respectively, represent UK research and development tax relief against such expenditures in the United Kingdom.

A reconciliation of the (benefit) provision for income taxes with the amount computed by applying the U.K. statutory corporation tax rate of 30% to loss before income taxes is as follows:

SOLEXA LIMITED
(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

13 Taxes (continued)

	Year ended December 31,
	2002	2003	2004
	(In thousands)
Loss before income taxes	$(4,761)	$(6,356)	$(9,720)
Income tax benefit computed at statutory corporation tax rate	$(1,428)	$(1,907)	$(2,916)
Permanent differences	15	10	23
Change in valuation allowance	1,060	1,019	1,604
Prior year adjustments to tax losses and temporary timing differences	353	878	1,289
Research and development tax relief	(293)	(707)	(916)
	$(293)	$(707)	$(916)

Significant components of the Company’s deferred tax assets are shown below:

	December 31,
	2003	2004
	(In thousands)
Deferred tax assets (liabilities):
Net operating loss carryforwards	$4,013	$5,947
Depreciation and amortization	(353)	(302)
Other temporary differences	10	17
Total net deferred tax assets	3,670	5,662
Valuation allowance for deferred tax assets	(3,670)	(5,662)
Net deferred taxes	$—	$—

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes. A valuation allowance has been established, as realization of such assets is uncertain. The change in the valuation allowance was a net increase of $2.0 million in 2004 and a net increase of $1.4 million in 2003.

The Company has, subject to agreement with the U.K. Inland Revenue, the following tax losses and accumulated tax losses available for carry forward against future operations, which under U.K. tax laws do not expire:

	December 31,
	2003	2004
	(In thousands)
Accumulated tax losses	$13,375	$19,828

14	Subsequent event

On March 4, 2005, the Company, and Lynx, a publicly traded U.S. company, closed a business combination transaction that enabled the Company to apply Lynx’s expertise in designing genetic analysis instrumentation to its novel DNA sequencing technology. In connection with this transaction, Lynx changed its name to Solexa, Inc. and its symbol on the Nasdaq SmallCap Market to SLXA. Lynx issued approximately 13.8 million shares of common stock in exchange for all of the outstanding share capital of Solexa Limited and issued options to purchase approximately 917,000 shares of its common stock in exchange for all of Solexa Limited’s outstanding share options.